UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Morgan Stanley Asia-Pacific Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MORGAN STANLEY ASIA-PACIFIC FUND, INC.

To stockholders in Japan holding shares of Morgan Stanley Asia-Pacific Fund, Inc. (the “Fund”) through the Japan Securities Depositary Center, Incorporated:

We recently sent you proxy materials concerning an important proposal (the “Proposal”) with respect to the Fund, which will be considered at a special meeting of stockholders (the “Meeting”) on March 8, 2019 at 522 Fifth Avenue, 3rd Floor, New York, NY 10036. This letter is being sent to you because you held shares of common stock in the Fund on the record date and are therefore eligible to vote such shares at the Meeting.

For any questions related to the Proposal, please refer to the proxy materials or email APF2019@morganstanley.com.

Thank you for investing with Morgan Stanley.

Mary E. Mullin

Secretary of the Fund